UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 22, 2010

CHANG-ON INTERNATIONAL, INC.
(Exact name of registrant as specified in its charter)

Utah	001-08397	87-0302579
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

514 No. 18 Building
High New Technology Building
Harbin, Heilongjiang Province, China
 (Address of principal executive offices)

86-451-82695010
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 5.01           Changes in Control of Registrant

Item 5.02           Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On February 22, 2010, we accepted the resignation of Guomin Li, our President, Chief Executive Officer, Chief Financial Officer, Principal Accounting Officer and Director, effective immediately. Mr. Li’s resignation did not result from any disagreement with us regarding our operations, policies, practices or otherwise.

Also on February 22, 2010, we accepted the consent of Bing Xiao to act as our President, Chief Executive Officer, Chief Financial Officer, Principal Accounting Officer and Director, and we concurrently appointed him to these positions. There are no material plans, contracts or arrangements which Mr. Xiao is a party to or in which he participates that are entered into or material amendment in connection with the triggering event or any grant or award to any such covered person or modification thereto, under any such plan, contract or arrangement in connection with any such event.

Additionally, there are no transactions, since the beginning of our last fiscal year, or any currently proposed transactions, in which we were or are to be a participant and the amount involved exceeds $120,000 or one percent of the average of our total assets at year end for the last two completed fiscal years, and in which Mr. Xiao had or will have a direct or indirect material interest.

Bing Xiao

Mr. Xiao is the current President of Sichuan Deyang Xiao Bing Health Science Career Training School, a role he has occupied since founding the organization in 2006. He has been the Chairman of Chendu Xiao Bing Investment Management Co. since 2003, the same year in which he was granted a patent from the State Intellectual Property Office of China for his invention of a green food. In 2001, Mr. Xiao founded the Institute of Sichuan Deyang Xiao Bing Biotechnology, and he has acted as its President ever since.

Mr. Xiao has accumulated twenty-two years of experience in the biotechnology industry. He graduated from Chongqing Normal University in 1988.

There are no family relationships among our directors, executive officers or persons nominated or chosen by us to become directors or executive officers.

On February 22, 2010 Mr. Li and Mr. Xiao entered into a share purchase agreement, pursuant to which Mr. Li sold 10,000,000 shares of our common stock held by him to Mr. Xiao in exchange for $100,000 of Mr. Xiao’s personal funds. The 10,000,000 shares represent approximately 14.9% of our issued and outstanding common stock.

Other than as described above, there are no arrangements or understandings among Mr. Li and Mr. Xiao and their associates with respect to the election of directors or other matters.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 23, 2010	Chang-On International, Inc.
(Registrant)

By: /s/ Bing Xiao
Bing Xiao
President, Chief Executive Officer, Chief Financial Officer, Principal Accounting Officer, Director

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